STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PAULA FINANCIAL
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PAULA FINANCIAL

87 E. Green Street, Suite 206

Pasadena, CA  91105

Jeffrey A. Snider

Chairman, President and

Chief Executive Officer

April 26, 2004

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the PAULA Financial 2004 Annual Meeting of Stockholders.  The meeting will be held on Wednesday, May 26, 2004 at 10:00 a.m. local time at The Westin, 191 N. Los Robles Avenue, Pasadena, California 91101.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be dealt with at the meeting.  At the conclusion of the formal part of the meeting, we will present a brief report on the Company’s business and respond to your questions.

Whether or not you plan to attend the meeting, your vote is very important.  Please cast your vote regardless of the number of shares you hold.  I urge you to take a moment and vote your proxy in order to be certain your shares are represented at the meeting. Your proxy card includes instructions on how to vote via the Internet, telephonically or you can always sign, date, and promptly return the proxy card in the enclosed envelope.

I look forward to seeing you on May 26th.

Sincerely,

PAULA FINANCIAL
87 E. Green Street, Suite 206

Pasadena, California  91105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 26, 2004

To The Stockholders of
PAULA Financial:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PAULA Financial, a Delaware corporation (the “Company”), will be held at The Westin, 191 N. Los Robles Avenue, Pasadena, California 91101, on May 26, 2004, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

1.             Approval of an amendment to the Company’s Amended and Restated 1997 Stock Incentive Plan (the “1997 Plan”) to increase the aggregate number of shares reserved for issuance under the 1997 Plan from 900,000 shares to 1,500,000 shares and to increase the limit on the number of shares subject to awards that may be granted in any calendar year to any one employee to 700,000 shares; and

2.             The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 19, 2004 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.  The stock transfer books of the Company will remain open between the record date and the date of the annual meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company which are located at 87 E. Green Street, Suite 206, Pasadena, California 91105.

By Order of the Board of Directors,

JEFFREY A. SNIDER
Chairman of the Board, Chief Executive Officer and President
Dated: April 26, 2004

PLEASE VOTE YOUR PROXY VIA THE INTERNET OR TELEPHONICALLY.  YOU MAY ALSO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.  PLEASE VOTE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

PAULA Financial
87 E. Green Street, Suite 206

Pasadena, California  91105

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
May 26, 2004

The board of directors of PAULA Financial (the “Board of Directors”) is soliciting proxies for the 2004 Annual Meeting of Stockholders.  This Proxy Statement is being mailed on or about April 26, 2004 to stockholders of PAULA Financial (the “Company”) in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on May 26, 2004 (the “Annual Meeting”), or any adjournment or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

When a proxy in the form enclosed with this Proxy Statement is returned properly executed, or voted via the Internet or telephonically, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated or, if no direction is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the Proxies.  A stockholder who executes and returns the enclosed proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Chairman of the Board of the Company, at the principal executive offices of the Company, or by revoking it in person at the Annual Meeting.  Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed proxy does not alone revoke the proxy.

The costs of preparing and mailing this Notice and Proxy Statement and the enclosed form of proxy will be paid by the Company.  In addition to soliciting proxies by mail, officers and regular employees of the Company may, at the Company’s expense, solicit proxies in person and by telephone or by fax. The Company will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining such principals’ instructions.

VOTING SECURITIES

As of the close of business on April 19, 2004, 6,196,145 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), were outstanding and held of record by approximately 168 stockholders, each of which shares is entitled to one vote at the Annual Meeting.  The Company has no other class of voting securities outstanding.

A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.  In matters other than the election of directors, the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders, except for those specific matters for which a super-majority vote is required under the Company’s Bylaws.  Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors.  Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected.  As to certain matters other than the election of directors, the Nasdaq Stock Market rules generally require when shares are registered in street or nominee name that their member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal.  If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

ITEM 1
AMENDMENTS TO THE 1997 STOCK INCENTIVE PLAN

In April 2004, the Board of Directors approved an amendment of the 1997 Plan to increase the aggregate number of shares of Common Stock reserved for issuance under the 1997 Plan from 900,000 to 1,500,000 shares.   At the same time, the Board of Directors approved an amendment to increase the limit on the number of shares subject to awards granted in any calendar year to any one employee to 700,000 shares of Common Stock.

The Rationale

Increase in Number of Shares Authorized Under the 1997 Plan

The proposed increase in authorized shares under the 1997 Plan is part of a larger initiative of the Executive Compensation Committee of the Board of Directors (the “Executive Compensation Committee”) to restructure the Company’s executive compensation.  The Executive Compensation Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals which ultimately enhance stockholder value.  The Executive Compensation Committee further believes that the most effective executive compensation program closely aligns executive management’s ultimate compensation with achieved increases in stockholder value.

In light of these objectives, the Executive Compensation Committee has proposed that compensation for Jeffrey A. Snider, Chairman and Chief Executive Officer, be restructured such that a larger portion of his compensation is equity denominated and thereby linked more directly to changes in share value.  If the stockholders approve this proposal to increase the authorized shares under the 1997 Plan, Mr. Snider has agreed to convert part of his variable cash compensation to equity based compensation.

More specifically, the Executive Compensation Committee is considering implementing a program which would grant options to purchase a total of 700,000 shares of Common Stock to Mr. Snider in exchange for Mr. Snider forgoing his historical cash bonus opportunity for the next three to five years (in 2003 Mr. Snider received a cash bonus of $240,000).  A portion of this grant relating to options to purchase 280,000 shares of Common Stock has already been made and is not contingent upon the stockholders approving the amendments to the 1997 Plan.  Options to purchase the remaining 420,000 shares are subject to stockholder approval of the amendments described above.  These options will carry an exercise price equal to the market value on the date of grant and will fully vest at the date of grant.  After giving effect to this grant, Mr. Snider will have an ownership investment in the Company of approximately 30% on a post-exercise basis.  It is not the Executive Compensation Committee’s intention to grant additional options to Mr. Snider in the foreseeable future.

Under the proposed restructure of executive compensation, Mr. Snider would be eligible for a cash bonus only to the extent that the Company’s operating results over-deliver on certain pre-determined profitability goals.  Historically Mr. Snider’s variable bonus consideration was largely determined based on operating results in any one given year.  Under the proposed restructure, the profitability goals would be denominated around compounded earnings growth, and the profitability goals would require compounding growth rates which are highly unlikely to be achieved solely through the organic growth of the agency.  Consequently, under the proposed restructure, in order for Mr. Snider to validate a cash bonus, the Company would likely have had to identify, acquire and integrate an accretive transaction.

As a result of the proposed shift in Mr. Snider’s compensation structure from cash based compensation to equity based compensation, it would be Mr. Snider’s intention to convert certain equity holdings to cash from time to time to meet his personal liquidity needs.

The Executive Compensation Committee does not yet have any specific plans to utilize the additional shares of Common Stock that would become available under the 1997 Plan if the stockholders approve this proposal, over and above those used in respect to the awards to Mr. Snider discussed above.  The Executive Compensation Committee intends that it will use the shares to make future grants consistent with the purposes of the 1997 Plan.

Increase in Per-Employee Annual Limit of Common Shares

In the third quarter of 2002, the Board of Directors approved an amendment to the 1997 Plan to increase the annual per-employee limit in the 1997 Plan from 100,000 shares of Common Stock to 300,000 shares of Common Stock in order to accommodate a grant to Mr. Snider in 2002 of stock options for 285,000 shares.   Stockholder approval was not obtained with regard to this amendment in 2002.  In order to accommodate the contemplated grants to Mr. Snider discussed above and to obtain certain favorable tax benefits for the Company, the Company is now seeking stockholder approval to increase the annual per-employee limit in the 1997 Plan from 300,000 to 700,000 with respect to all awards granted on or after the date of the Annual Meeting.

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a public company’s tax deduction in excess of $1 million for compensation paid to a Named Executive Officer, provided that compensation that is “performance-based” within the meaning of Section 162(m) of the Code can be disregarded.  Compensation attributable to stock options granted with an exercise price equal to the market value of the stock on the date of grant, and other stock-based awards that are conditional upon meeting pre-established performance goals, may qualify as performance-based compensation if such options or other awards are granted pursuant to a stockholder-approved plan containing a limit on the number of shares with respect to which awards may be granted to any one participant during a specified period.  The 1997 Plan originally contained an annual per-participant limit of 100,000 shares of Common Stock.  This limit was increased to 300,000 shares of Common Stock by the Board of Directors in 2002.  The Company is seeking stockholder approval to increase this limit to 700,000 for all grants made on and after the date of the Annual Meeting.  If stockholder approval is obtained, compensation attributable to awards of up to 700,000 shares of Common Stock will qualify as “performance-based”, as long as all of the other requirements of 162(m) are met with respect to such awards.  If stockholder approval is not obtained, the annual per-employee limit will revert to 100,000 shares, although awards in excess of such limit made prior to the Annual Meeting and not subject to stockholder approval at the Annual Meeting will not be affected.  Compensation attributable to these awards will not qualify as performance-based to the extent that they relate to more than 100,000 shares.

Recommendation

The Board of Directors strongly believes that the proposed restructure of executive compensation is in the best interests of the Company.  In addition, the Company would like to maximize its opportunity to receive favorable tax treatment with respect to awards granted to its executive officers.  Consequently, the Board of Directors recommends that the stockholders approve these amendments.

The 1997 Plan

The essential provisions of the 1997 Plan are outlined below.  Stockholders wishing to obtain a copy of the actual plan document may do so by written request to the Company’s Secretary.

Under the 1997 Plan, all officers, directors, employees and independent consultants of the Company or any of its subsidiaries or affiliates are eligible to receive options and other awards tied to the value of the Company’s Common Stock.  The purpose of the 1997 Plan is to enable the Company to attract, retain and provide an incentive to employees by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors and consultants, to attract such directors and key consultants and further align their interests with those of the Company’s stockholders by providing for or increasing their proprietary interest in the Company.

Under the 1997 Plan, individual awards may take the form of: (i) options to purchase shares of our Common Stock, including incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”) or both; (ii) stock appreciation rights (“SARs”); (iii) restricted stock, consisting of shares that are subject to forfeiture based on the failure to satisfy employment-related restrictions; (iv) deferred stock, representing the right to receive shares of stock in the future; (v) bonus stock and awards in lieu of cash compensation; (vi) dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments; or (vii) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of our Common Stock.

As noted above, if the 2004 amendments are approved by the stockholders, the maximum number of shares of Common Stock available for issuance under the 1997 Plan will be increased from 900,000 to 1,500,000 shares (subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events). Of the 900,000 shares of Common Stock currently authorized for issuance under the 1997 Plan, 3,310 shares were available for grant as of April 19, 2004.  In addition, if the amendment to increase the annual per employee limit is approved by stockholders, the limit on the number of shares subject to awards granted in any calendar year to any one employee will increase to 700,000 shares of Common Stock (subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events).

The 1997 Plan is administered by the Executive Compensation Committee, which consists of non-employee directors appointed by the Board of Directors of the Company, except that grants to non-employee directors are made by the full Board of Directors.  The Executive Compensation Committee has the authority, among other things, to (i) select the individuals entitled to receive awards under the 1997 Plan, (ii) determine the form of awards, or combinations thereof, and (iii) determine the number of shares of Common Stock or units or rights covered by an award, and (iv) determine the terms and conditions of any awards granted under the 1997 Plan, including any restrictions or limitations on transfer, any vesting schedules or the acceleration thereof and any forfeiture provision or waiver thereof.  Unless otherwise provided by the Executive Compensation Committee in the agreement evidencing any particular award, options granted under the 1997 Plan will have an exercise price of not less than 100% of the fair market value of a share of Common Stock on the date the option is granted, the term of the option will be ten years from the date of grant and the option will not be transferable other than in accordance with the laws of descent and distribution.  Options generally expire thirty days following the date on which an optionee ceases to be eligible to participate under the 1997 Plan for any reason other than death or disability and expire one year following such date in the event the optionee ceases to be eligible to participate because of death or disability.

The flexible terms of the 1997 Plan are intended to, among other things, permit the Executive Compensation Committee to impose performance conditions with respect to any award, thereby requiring forfeiture of all or part of any award if performance objectives are not met, or linking the time of exercisability or settlement of an award to the achievement of performance conditions.  For awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m), such performance objectives shall be based on:  (i) cash flow, (ii) earnings per share (including earnings before interest, taxes and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (v) return on assets or net assets, (vi) revenue, (viii) income or net income, (ix) operating income or net operating income, (x) operating profit or net operating profit, (xi) operating margin, (xii) return on operating revenue, and (xiii) market share.  These targets may be established either individually or in any combination, and applied to either the Company as a whole or to any business unit or subsidiary, and measured on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group.

The Board of Directors may amend the 1997 Plan at any time, subject to stockholder approval in certain situations.  The Board of Directors may also amend particular agreements evidencing awards under the 1997 Plan; provided, however, that if such amendment would impair the holder’s rights then the holder’s consent must be obtained unless prior to the date of a change in control the Executive Compensation Committee determines that such amendment is not likely to significantly diminish the benefits of the holder.  The Executive Compensation Committee may determine whether an amendment to a previously granted award is deemed to be a cancellation and new grant of the award.

New Plan Benefits

Conditional upon approval by the stockholders at the Annual Meeting, the Board of Directors intends to grant to Jeffrey A. Snider, Chairman and Chief Executive Officer, a fully vested option to purchase 420,000 shares of Common Stock at a price per share equal to the market price at the date of grant.

Because awards under the 1997 Plan are discretionary, further awards under the 1997 Plan are not determinable at this time.

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the 1997 Plan.  This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 1997 Plan.

The grant of an option or SAR will create no tax consequences for the participant or the Company.  A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time.  Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfietable stock received.  In each case, the Company will generally be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares acquired upon the exercise of an option or SAR generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods).  Generally there will be no tax consequences to the Company in connection with a disposition of shares acquired upon the exercise of an option or other award, except that the Company will generally be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the 1997 Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or fair market value of stock or other property received.  The Company will generally be entitled to a deduction for the same amount.  With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, which ever occurs earlier.  The Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, subject to the limitations of Section 162(m) of the Code, as discussed above.  A participant may elect to be taxed at the time of receipt of the shares or other property rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including capital loss, for the value of the shares or property on which he previously paid tax.  Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares or other property.

Recommendation

The Board of Directors of the Company recommends that the stockholders vote “FOR” the amendments to the 1997 Plan as described above.

INFORMATION CONCERNING DIRECTORS

Due to a director resignation in late 2003, there are currently no Class I directors whose term would expire this year.  Set forth below are the Class II and Class III directors whose terms do not expire this year, along with certain information regarding these directors.

Name and Principal Occupation	Age	Year Commenced Serving as a Director	Other Corporate Directorships

Joel W. Geddes, Jr.(2)(3) – Class II Mr. Geddes has 29 years experience in the insurance brokerage business. Since 1993 he has held the position of Chairman and Chief Executive Officer of CAPAX Management & Insurance Services. Mr. Geddes has been a director of PAULA Trading Company since 1998.	53	2001	CAPAX Management & Insurance Services Pacific Network Group

Jerry M. Miller (1)(2)(3) – Class II Mr. Miller is a Certified Public Accountant and was an audit partner with KPMG LLP from 1974 until his retirement in 1991.	63	1992	None

Robert M. Anderson (2)(3) – Class III In 1974 Mr. Anderson took over the ownership of Anderson & Anderson Insurance Brokers, Inc. In 1997 he sold Anderson & Anderson to Aon, where he subsequently led the Aon Advantage Group until his retirement in 1999. In 2002, Mr. Anderson founded AFA Technologies, Inc., a healthcare software company.	61	2001	Fuller Seminary

James G. Parker, III (2)– Class III Since 1992, Mr. Parker has been President of James G. Parker Insurance Associates, Inc. From 1978 to 1992, Mr. Parker held various other management positions with James G. Parker Insurance Associates, Inc. Mr. Parker has been a director of PAULA Trading Company since 1998.	55	2001	CAPAX Management & Insurance Services James G. Parker Insurance Associates, Inc. Pacific Network Group

Jeffrey A. Snider (1) – Class III Mr. Snider has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since December 1994. Mr. Snider joined the Company in 1975 and served as President and Chief Executive Officer of the Company and a member of its Board of Directors from 1984 to 1988. Mr. Snider was re-elected to the Company’s Board of Directors in November 1992.Mr. Snider was a member of the Board of Directors for the California Workers’ Compensation Institute for their 2002-2003 fiscal year.	51	1992	None

(1)   Member of the Governance and Nominating Committee.

(2)   Member of the Executive Compensation Committee.

(3)   Member of the Audit Committee.

Committees and Meetings of the Board of Directors

The Board of Directors has a standing Audit Committee, Executive Compensation Committee, Executive Committee and a Governance and Nominating Committee.

The Audit Committee held four meetings during fiscal year 2003.  The members of the Audit Committee during fiscal year 2003 were Messrs. Anderson, Geddes, and Miller, who were all independent Directors, as defined under the National Association of Securities Dealers, Inc. listing standards.  Mr. Miller, an audit partner with KPMG LLP from 1974 until his retirement in 1991, is the Audit Committee’s financial expert.

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.  The Audit Committee’s functions include the selection of the Company’s independent public accountants.  Additionally, the Audit Committee reviews with such accountants the plan and results of their audit and the adequacy of the Company’s systems of internal accounting controls.  The Audit Committee reviews the independence of the independent public accountants and approves the fees for audit and non-audit services rendered to the Company by its independent public accountants.  The Audit Committee operates under a written charter adopted by the Board of Directors.

The members of the Executive Compensation Committee during fiscal year 2003, which held one meeting, were Messrs. Anderson, Miller, Geddes and Parker.  Its functions include recommending to the Board of Directors the compensation and benefits for senior management, including the grant of stock options and other stock based awards.

The Governance and Nominating Committee is comprised of Messrs. Snider and Miller.  Mr. Miller is an independent Director, as defined under the National Association of Securities Dealers, Inc. listing standards. The Governance and Nominating Committee does not operate under a formal charter.  In evaluating nominees the Committee considers such factors as agency related experience, other relevant business experience, and previous board service.  The Committee also considers how an individual nominee’s skill set will compliment the existing Board dynamics.

The Governance and Nominating Committee will only consider nominations for election to the Board of Directors recommended by stockholders if notice of such recommendation is timely provided to the Company in accordance with the

Company’s Bylaws.  The Bylaws require that a stockholder notify the Company of the stockholder’s intent to nominate a person for election as a director at a meeting of the stockholders not later than 90 days in advance of such a meeting or, if later, the seventh day following the first public announcement of the date of such meeting.  Such notice must include specific information concerning the proposed nominee.  Stockholders considering proposing nominees for election to the Board of Directors can contact Deborah S. Maddocks, the Company’s Corporate Secretary, to obtain a copy of the Company’s Bylaws.

During fiscal year 2003, the Board of Directors met twice.  No director attended less than 75% of the meetings of the Board and the committees of the Board on which he served.

Compensation of Directors

Each member of the Company’s Board of Directors who is not an employee of the Company or any of its subsidiaries receives a director fee of $16,000 per year, plus a $750 fee per meeting and is eligible for grants under the Company’s 1997 Plan. These directors are reimbursed for out-of-pocket expenses reasonably incurred for attending meetings. It is expected that at least three board meetings will be held during each calendar year.

OWNERSHIP OF THE COMPANY’S SECURITIES

Principal Stockholders

The following table sets forth as of April 19, 2004, information as to the ownership of the Company’s Common Stock by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director, (iii) each executive officer of the Company named below and (iv) all named executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class Outstanding
Named Executive Officers and Directors:

Jeffrey A. Snider (2)	1,587,167	(3)	23.5

Deborah S. Maddocks (2)	24,283	(4)	*

Roberts F. Underwood (2)	363,218	(5)	5.9

Jon T. Finster (2)	73,448	(6)	1.2

Karl T. Hansen (2)(17)	57,185	(7)	*

Robert A. Anderson 1901 Windward Lane Newport Beach, CA 92662	20,000	(8)	*

Joel W. Geddes, Jr. 507 Hartley Drive Modesto, CA 95356	32,100	(9)	*

Jerry M. Miller 2333 Quartz Peak Las Vegas, NV 89134	33,000	(10)	*

James G. Parker, III 5377 N. Fresno Fresno, CA 93710	36,600	(11)	*

All executive officers and directors as a group (9 persons)	2,227,001	(12)	32.5

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class Outstanding
Other Beneficial Owners:

OneBeacon Asset Management One Beacon Street, 17th Floor Boston, MA 02108	423,712	(13)	6.8

Dimensional Fund Advisors 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	314,200	(14)	5.1

Philo Smith 695 East Main Street Stamford, CT 06901	723,500	(15)	11.7

Lloyd I. Miller, III 4550 Gordon Drive Naples, FL 34102	319,992	(16)	5.2

*              Less than 1%

(1)     Such holder directly or indirectly has sole voting and investment power with respect to the shares listed except as described below.

(2)     Such person’s address is care of PAULA Financial, 87 E. Green Street, Suite 206, Pasadena, CA 91105.

(3)     Includes (i)  37,620 shares which are held in the Company’s 401(k) plan over which Mr. Snider has shared voting power and sole dispositive power and (ii) options to purchase 565,000 shares of Common Stock .

(4)     Includes (i) 4,057 shares which are held in the Company’s 401(k) plan over which Ms. Maddocks has shared voting power and sole dispositive power and (ii) options to purchase 9,126 shares of Common Stock.

(5)     Includes 3,013 shares which are held in the Company’s 401(k) plan over which Mr. Underwood has shared voting and sole dispositive power and 246,605 shares which will be issued over the next two years under the Asset Purchase Agreement between Mr. Underwood and PAU.

(6)     Includes 72,102 shares which are held in the Company’s 401(k) plan over which Mr. Finster has shared voting power and sole dispositive power.

(7)     Includes 39,179 shares which are held in the Company’s 401(k) plan over which Mr. Hansen has shared voting and sole dispositive power.

(8)     Includes options to purchase 20,000 shares of Common Stock.

(9)     Includes options to purchase 20,000 shares of Common Stock.

(10)   Includes options to purchase 20,000 shares of Common Stock.

(11)   Includes options to purchase 20,000 shares of Common Stock.

(12)   Includes (i) 155,971 shares which are held in the Company’s 401(k) plan, (ii) options to purchase 654,126 shares of Common Stock and (iii) 246,605 shares which will be issued over the next two years under an asset purchase agreement.

(13)   Based on information contained in a Schedule 13G filed on February 16, 1999.  The holder has shared voting and dispositive power over all of the shares.

(14)   Based on information contained in a Schedule 13G filed on February 6, 2004.

(15)   Based on information provided by Mr. Smith on April 15, 2004.  Includes shares held by various investment companies and partnerships in which Mr. Smith has an ownership interest.  Mr. Smith has shared voting and dispositive power with respect to the shares.

(16)   Based on information contained in a Schedule 13G filed on February 17, 2004.   The holder has sole voting and dispositive power over 160,200 shares and shared voting and dispositive power over 159,792 shares.

(17)   Mr. Hansen resigned his position as Executive Vice President of Pan American Underwriters, Inc. (“PAU”), the Company’s agency, and Director of the Company in November 2003.

Compliance With Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and Directors and persons who own more than ten percent of the Company’s Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”).  Executive officers, directors and ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its executive officers, Directors and greater than ten percent beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal year 2003.

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee is currently composed of four members, Messrs. Anderson, Geddes, Miller and Parker.  None of the past or current members of the Committee is or has been an employee or officer of the Company.  No executive officer of the Company has served as a member of the board of directors or compensation committee of any company in which any of the past or current members of the Committee is an executive officer.

Code of Ethics

The Company is in the process of formulating a formal code of ethics but the final document has not yet been adopted by the Company’s Board of Directors.  The Company expects the process to be completed in the second quarter of 2004.

EXECUTIVE OFFICERS

The following table sets forth the current executive officers who are not directors of the Company:

Name	Capacities in which Served	Age

Deborah S. Maddocks Ms. Maddocks joined the Company in February, 1998. Prior to joining the Company, Ms. Maddocks was a Senior Manager with the firm KPMG LLP where she had been for ten years. Ms. Maddocks is a member of the agency board of directors.	Vice President – Finance and Secretary	38

Roberts F. Underwood In March 2004, Mr. Underwood was elected President of PAU. Mr. Underwood joined PAU in July, 2002. Prior to joining PAU, Mr. Underwood was responsible for agribusiness insurance production at USI Insurance Services for the period July 2001 through June of 2002.Prior to that, Mr. Underwood was responsible for agribusiness risk management for Aon, both domestically and internationally. Mr. Underwood was with Aon for six years. Mr. Underwood is a member of the agency board of directors.	President –PAU	44

Jon T. Finster Mr. Finster joined PAU in June 1991 as the manager of the Financial Services Department. Mr. Finster was promoted to Senior Vice President of PAU in 2000. Prior to his employment with PAU Mr. Finster was the Regional Manager – Financial Services for Travelers Insurance Company in the northwest. Mr. Finster is a member of the agency board of directors.	Senior Vice President – PAU	55

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation

The following table sets forth summary information regarding the compensation paid to the Chief Executive Officer and the four other most highly compensated officers of the Company whose salary and bonus for the fiscal year ended December 31, 2003 was in excess of $100,000 (the “Named Executive Officers”) for services in all capacities to the Company for the three years ended December 31, 2003.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation Awards
Name and Principal Position				Restricted Stock Awards($)	Securities Underlying Options (#)	All Other Compensation(1)
	Annual Compensation
	Year	Salary	Bonus

Jeffrey A. Snider Chairman of the Board, Chief Executive Officer and President	2003	$373,200	$240,000	$—	—	$6,138
	2002	233,884	$100,000	549,513	285,000	3,592
	2001	360,000	—	59,307	—	5,151

Deborah S. Maddocks Vice President - Finance and Secretary	2003	$157,695	$—	$2,216	—	$4,454
	2002	138,174	—	2,316	9,126	3,459
	2001	120,000	10,500	2,317	—	3,880

Roberts F. Underwood President, PAU (2)	2003	$407,250	$—	$—	—	$560
	2002	101,492	—	—	—	25
	2001	—	—	—	—	—

Jon T. Finster Senior Vice President - PAU	2003	$151,578	$—	$3,724	—	$4,383
	2002	150,000	55,000	3,892	—	3,851
	2001	150,000	—	3,892	—	3,700

Karl T. Hansen Executive Vice President - PAU (3)	2003	$199,179	$—	$5,408	—	$5,275
	2002	204,200	65,000	5,652	—	5,118
	2001	180,000	—	5,653	—	6,778

(1)   Amounts in this column consist of one or more of the following: matching contributions to the PAULA Financial and Subsidiaries 401(k) Retirement Savings Plan and split dollar life insurance premiums paid by the Company on behalf of the Named Executive Officers.

(2)   Mr. Underwood joined the Company in July 2002.

(3)   Mr. Hansen resigned his position as Executive Vice President of PAU and Director of the Company in November 2003.

Option Grants in Last Fiscal Year

No options were granted to the Named Executive Officers in 2003.

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey A. Snider	285,000	—	$490,200	$—
Deborah S. Maddocks	9,126	—	15,967	—
Roberts F. Underwood	—	—	—	—
Jon T. Finster	—	—	—	—
Karl T. Hansen	—	—	—	—

(1)   Based upon the closing price on the Nasdaq Stock Market of the Common Stock on December 31, 2003 ($2.18 per share).

Employment/Change of Control Agreements

The Company (acting through the Executive Compensation Committee) and Mr. Snider have entered into a Change in Control Agreement. The Agreement sets forth the severance arrangements for Mr. Snider in the event that his employment with the Company is terminated by the Company without cause within 24 months of a change of control of the Company.  In such event, Mr. Snider will receive a lump-sum payment equal to the sum of (i) three times his annual salary plus (ii) his target bonus for the year in which the termination occurs. This payment will be increased to cover excise (but not income) taxes which are incurred by Mr. Snider as a result of the payment.  In addition, upon such event, Mr. Snider’s then unvested stock options will become fully vested and he will receive continuation of certain employee benefits for three years after the termination date.

The Company believes that providing agreements of this nature to Mr. Snider is appropriate and standard practice within the industry and is a useful tool for recruitment and retention.  The Company is not currently involved in discussions with respect to any transactions which could cause the provisions of these agreements to be triggered.

No Named Executive Officer, other than Mr. Underwood, is a party to an employment agreement with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Since 1999, the Company’s agency operations have outsourced certain functions to James G. Parker Insurance Associates, Inc. (“JGP Insurance”), which is partially owned by Mr. Parker.  Fees paid by the Company’s agency operation to JGP Insurance were $1.5 million in 2003, which was largely comprised of direct expense reimbursements. Additionally, PAULA Financial has a $703,000 minority investment in JGP Insurance.

Loan Program

In 1998, the Company implemented a key employee/consultant loan program which provided funds exclusively for the borrowers’ purchase of its Common Stock.  The Company authorized loans of up to an aggregate of $1,000,000.  The loans were full recourse, bore interest at the rate of 8 ½% per annum, were payable quarterly, and were are secured by the stock purchased.  The loan program was reviewed and approved by the Executive Compensation Committee. As of December 31, 2003, Mr. Geddes was indebted to the Company in the principal amounts of $20,000 for loans made under the program.  In 2003, the loan from Mr. Hansen in the amount of $30,000 was forgiven in connection with his separation from the Company.  As part of the forgiveness, the Company took back Common Stock held as collateral with a value of $6,908.

In late 2003, the Company implemented a loan forgiveness program for current employees. The $40,000 loan to Mr. Finster was part of this program.  Under the program, Common Stock held as collateral with a value of $10,317 was returned to the Company and the remaining loan balance will be forgiven over a vesting period of two years.  Any unpaid balances outstanding at separation of employment is immediatley due and payable.  During 2003, $9,895 of the balance outstanding was amortized as services were performed.  Amortization expense is estimated to be $9,894 for both 2004 and 2005 at which time the outstanding balance will be fully amortized.

Performance Graph

The performance graph shown below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The graph shows the Company’s total return to stockholders compared to the Nasdaq Stock Market Index(1) and two peer group indexes(2) over the period from December 31, 1997 to December  31, 2003.

COMPARISON OF CUMULATIVE TOTAL RETURN OF PAULA FINANCIAL,
NASDAQ STOCK MARKET INDEX AND PEER GROUP INDEX

(1)     Includes all issues trading over the Nasdaq Stock Market during the period from December 31, 1997 through December 31, 2003, weighted annually by market capitalization (shares outstanding multiplied by stock price).

(2)     Both indexes are compiled by SNL.  One index includes both insurance companies and brokers while the other only includes insurance brokers, weighted annually by market capitalization (shares outstanding multiplied by stock price).

The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

Each line on the stock performance graph assumes that $100 was invested in the Company’s Common Stock and the Nasdaq Stock Market on October 24, 1997 and in the SNL indexes on September 30, 1997 (the best information available for those indexes).  The graph then tracks the value of these investments, assuming reinvestment of dividends, through December 31, 2003.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 with respect to shares of common stock that may be issued under the Company’s Stock Incentive Plans.

	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Available for Future Grants Under Equity Plans

Equity Compensation Plans Approved by Stockholders	379,126	$0.53	286,543

Executive Compensation Committee Report to Stockholders on Executive Compensation

The report of the Executive Compensation Committee given below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Executive Compensation Committee, currently comprised of four non-employee directors, is responsible for establishing the base salary and other compensation of the Company’s Chief Executive Officer and for approving and monitoring the criteria used in establishing the base salaries and other compensation of the Company’s other executive officers.  Set forth below is a report, submitted by Messrs. Anderson, Miller, Geddes and Parker in their capacity as the Board’s Executive Compensation Committee, addressing the Company’s compensation policies for fiscal year 2003 as they affected Mr. Snider and the other officers named in the Summary Compensation Table appearing elsewhere herein (collectively, the “Named Executive Officers”).

Compensation Policies towards Executive Officers

The Executive Compensation Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value primarily through increasing earnings per share.  In this regard, the Executive Compensation Committee believes executive compensation should be comprised of cash as well as equity-based and other incentive programs.  With respect to equity-based compensation, the Executive Compensation Committee believes that an integral part of the Company’s compensation program is the ownership and retention of the Company’s Common Stock by its Executive Officers.  By providing Executive Officers with a meaningful stake in the Company, the value of which is dependent on the Company’s long-term success, a commonality of interests between the Company’s Executive Officers and its stockholders is fostered.

Salaries Awarded to the Chief Executive Officer and Other Executive Officers

The Board of Directors has delegated to the Executive Compensation Committee the authority to establish compensation levels for the Company’s Executive Officers.  The Executive Compensation Committee has established a policy of setting the salary of Mr. Snider while reviewing the base salaries of the other Executive Officers as determined by Mr. Snider.  The Executive Compensation Committee has also established a policy of paying annual bonuses to the Company’s senior executive officers, including Mr. Snider, early in the year following the year to which the bonuses relate since the bonus is determined in large part upon company-wide results for the previous year.

The Executive Compensation Committee views increasing earnings per share and improving operating margins while maintaining or improving the Company’s return on equity as very significant indicators of executive performance, and believes in utilizing variable measures of compensation (through bonuses and stock options) to provide proper management incentives and reward such performance.  The Executive Compensation Committee also views successful implementation of material transactions, such as mergers and acquisitions, as worthy of special consideration.  In consideration of the favorable agency results in 2002 as well as the completion of the separation from PAULA Insurance Company in 2002, the Executive Compensation Committee chose to award a bonus in the amount of $240,000 to Mr. Snider in the first quarter of 2003.

Mr. Snider determines the base salaries and annual bonuses for each of the other Executive Officers based, in part, on his subjective understanding of competitive conditions, the respective Executive Officers, contributions to the Company and any bonus pool established for this purpose by the Executive Compensation Committee.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to its chief executive officer and any of the four other most highly compensated executive officers in excess of $1 million in any tax year. Under Section 162(m) of the Code, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though such compensation may (together with other compensation) exceed $1 million in a given year.  The Company seeks to preserve the tax deductibility of compensation to executive officers, to the extent that this objective does not impair the operation and effectiveness of the Company’s compensation policies and programs.

THE EXECUTIVE COMPENSATION COMMITTEE

Robert M. Anderson
Jerry M. Miller

Joel W. Geddes, Jr.

James G. Parker, III

Audit Committee Report to Stockholders

The report of the Audit Committee given below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2003, included in the Company’s Annual Report on Form 10-K for that year.

The Audit Committee has reviewed and discussed these audited financial statements with management of the Company.

The Audit Committee has discussed with the Company’s independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Jerry M. Miller

Robert M. Anderson

Joel W. Geddes, Jr.

INDEPENDENT PUBLIC ACCOUNTANTS

On September 23, 2003, the Company’s Audit Committee recommended to the full Board of Directors the appointment of Ernst & Young LLP (“E&Y”) as the Company’s new independent auditors.  This recommendation was unanimously approved. KPMG LLP (“KPMG”), the Company’s former auditors, declined to stand for re-election and on September 24, 2003, their appointment as principal accountants was terminated.  The transition to E&Y was effective immediately.

During the two most recent fiscal years and through the date hereof, neither the Company nor anyone on its behalf consulted E&Y regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

During the two most recent fiscal years and for the interim period through September 24, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  Additionally, KPMG’s audit reports on the consolidated financial statements of the Company as of and for the years ended December 31, 2002 and 2001 did not contain an adverse or disclaimer of opinion and were not modified as to uncertainty or audit scope.  In 2002 the audit report included a consistency paragraph regarding the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets” effective January 1, 2002.

The Company requested KPMG to furnish a letter addressed to the Commission stating whether they agree with the above statements.  A copy of that letter was filed as Exhibit 16.1 to the Form 8-KA filed on November 10, 2003.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulations S-K occurring during the years ended December 31, 2002 and 2001 and for the interim period ended September 24, 2003.

As discussed above, E&Y was the Company’s independent public accountants for fiscal year 2003.  A representative of E&Y will be present at the Annual Meeting and such representative will have an opportunity to make a statement if he or she so desires.  Further, such representative will be available to respond to appropriate stockholder questions.

The following is information related to fees paid to Ernst & Young LLP in fiscal 2003 and KPMG in fiscal 2003 and 2002:

Audit Fees

2003

An aggregate of $63,500 was billed by E&Y for audit services related to the Company’s consolidated financial statements as of and for the year ended December 31, 2003 and the review of condensed consolidated financial statements for the periods ended September 30, 2003 included in the Company’s third quarter report on Form 10-Q.

KPMG billed $15,000 for the re-issuance of opinions related to the Company’s consolidated financial statements as of and for the years ended December 31, 2002 and 2001 included in the Company’s 2003 Form 10-K.  Additionally, $42,500 was billed by KPMG for professional services rendered related to reviews of the condensed consolidated financial statements as of and for the periods ending March 31, 2003 and June 30, 2003, included in the Company’s quarterly reports on Form 10-Q for the related quarters as well as reviews of information included in the Company’s Form 8-K’s filed during the year.

2002

An aggregate of $87,250 was billed by KPMG for professional services rendered for the audit of the Company’s annual financial statements and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Tax Fees

2003

E&Y did not bill the Company any tax fees in fiscal 2003.

In fiscal 2003, KPMG billed the Company a total of $25,500 for tax services.

2002

In fiscal 2002, KPMG billed the Company a total of $43,500 for tax services.

Audit-Related and All Other Fees

In fiscal 2003 and 2002, the Company did not engage E&Y or KPMG to provide any services other than those described above.

The Audit Committee considered whether the provision of non-audit services rendered by KPMG LLP to the Company was compatible with maintaining KPMG LLP’s independence.

The Audit Committee has an established pre-approval process with the Company’s Vice President — Finance, whereby the Audit Committee approves all fees proposed by the Company’s independent public accountants prior to such fees being incurred.  In 2003 and 2002, all fees incurred were approved by the Audit Committee in accordance with this process.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in the Company’s Proxy Statement relating to, and for the consideration at, the 2005 Annual Meeting of Stockholders, by submitting their proposals to the Company in a timely manner.  Such proposals will be so included if received at the Company’s principal executive offices no later than January 28, 2005 and otherwise complying with the requirements of Rule 14a-8.

Furthermore, the Company’s bylaws provide that nominations of persons for election to our Board of Directors and the proposal of business to be considered by the stockholders at the 2005 Annual Meeting may be made by any stockholder who is entitled to vote at the meeting, who complies with certain advance notice provisions and who is a stockholder of record at the time of giving such notice.  The advance notice provisions provide, among other things, that notice of any nomination or proposal received by the Company’s Secretary at the Company’s principal executive offices no later than ninety (90) days in advance of the 2005 Annual Meeting or, if later, the seventh day following the first public announcement of the date of such meeting.  The Proxy solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority to vote in accordance with the recommendations of the Board of Directors on a stockholder proposal which is not considered timely under the advance notice provisions of the Company’s bylaws (and which does not comply with the requirements of Rule 14a-8).

ANNUAL REPORT

The Company’s Annual Report for the year ended December 31, 2003 is being mailed to stockholders with this Proxy Statement.  The Annual Report does not form part of the material for solicitation of proxies.  If you do not receive the 2003 Annual Report, which includes financial statements, please contact PAULA Financial - Investor Relations, 87 E. Green Street, Suite 206, Pasadena, California  91105, and a copy will be promptly sent to you.

MISCELLANEOUS

The Board of Directors knows of no other matters that are likely to come before the meeting.  If any other matter, of which the Board is not now aware, should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

By the order of the Board of Directors,

Jeffrey A. Snider Chairman of the Board, Chief
Executive Officer and President
Pasadena, California
April 26, 2004

PAULA FINANCIAL
87 E. Green Street, Suite 206
Pasadena, California 91105

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAULA FINANCIAL

The undersigned hereby appoints Jeffrey A. Snider and Deborah S. Maddocks, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of PAULA Financial held of record by the undersigned on April 19, 2004, at the Annual Meeting of Stockholders to be held on May 26, 2004 and any postponements or adjournments thereof.

PLEASE DATE, SIGN ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED: HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR THE LISTED PROPOSAL.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù	FOLD AND DETACH HERE	Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern
Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy. com/pfco		Telephone 1-800-435-6710		Mail
		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR			your proxy card and return it in the enclosed postage- paid envelope.
OR

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

				Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	AGAINST	ABSTAIN
1. AMENDMENTS TO THE 1997 STOCK INCENTIVE PLAN	☐	☐	☐

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.
YES NO
Do you plan to attend the meeting? ☐ ☐

THIS PROXY when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the listed proposal.

Please sign exactly as your name appears on the stock certificate(s).
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in the partnership’s or limited liability company’s name by an authorized person.

			Dated:	, 2004

Signature

Signature if held jointly

Ù	FOLD AND DETACH HERE	Ù

Direction Card

PAULA FINANCIAL & SUBSIDIARIES

401(k) Retirement Plan

TO: CG Trust Company, Trustee

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of PAULA Financial common stock held in my account in the PAULA Financial & Subsidiaries 401(k) Retirement Plan at the Annual Meeting of Stockholders to be held on May 26,2004 and any postponements or adjournments thereof.

PLEASE DATE, SIGN ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS DIRECTION CARD WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED: HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE TRUSTEE WILL VOTE THE SHARES FOR THE LISTED PROPOSAL.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù	FOLD AND DETACH HERE	Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern
Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy. com/pfco		Telephone 1-800-435-6710		Mail

		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR			your proxy card and return it in the enclosed postage- paid envelope.
OR

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

				Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	AGAINST	ABSTAIN
1. AMENDMENTS TO THE 1997 STOCK INCENTIVE PLAN	☐	☐	☐

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.
YES NO
Do you plan to attend the meeting? ☐ ☐

THIS DIRECTION CARD when properly executed will be
voted in the manner directed herein by the
undersigned stockholder. If no direction is
made, this direction card will be voted FOR the listed
proposal.

Please sign exactly as your name appears on the stock certificate(s).
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in the partnership’s or limited liability company’s name by an authorized person.

			Dated:	, 2004

Signature

Signature if held jointly

Ù	FOLD AND DETACH HERE	Ù